Exhibit 10.13

Letter of Consent

I, the undersigned, named [Name of Spouse] (ID Number: [ID Card Number]) , is the legal spouse of [Name of VIE Shareholder] (ID Number: [ID Card Number]). I hereby unconditionally and irrevocably agree with [Name of VIE Shareholder]’s signing of the following documents (the “Transaction Documents”) on July 10, 2019, and agree to dispose of the stocks in Beijing uCloudlink New Technology Co.,Ltd. owed by and registered under the name of [Name of VIE Shareholder] according to the following documents:

(1)	Equity Interest Pledge Agreement signed with Beijing uCloudlink Technology Co., Ltd. (a wholly foreign owned enterprise, herein referred to as “WFOE”) and Beijing uCloudlink New Technology Co.,Ltd.;

(2)	Option Agreement signed with WFOE and Beijing uCloudlink New Technology Co.,Ltd.;

(3)	Business Operation Agreement signed with WFOE and Beijing uCloudlink New Technology Co.,Ltd.;

(4)	Irrevocable Power of Attorney signed by [Name of VIE Shareholder].

I hereby undertake not to make any claim against the stocks in Beijing uCloudlink New Technology Co.,Ltd. owed by [Name of VIE Shareholder]. I hereby further acknowledge that [Name of VIE Shareholder] does not need my authorization or consent to perform the Transaction Documents or further modify or terminate the Transaction Documents.

I undertake to sign all necessary documents and take all necessary actions to ensure the adequate performance of the Transaction Documents (as amended from time to time).

I hereby agree and undertake that if I am given the stocks in Beijing uCloudlink New Technology Co.,Ltd. owed by [Name of VIE Shareholder], I shall be bound by the Transaction Documents (as amended from time to time) and the Exclusive Technology Consulting and Service Agreement signed by and between WFOE and Beijing uCloudlink New Technology Co.,Ltd. on July 10, 2019 (the “Exclusive Technology Consulting and Service Agreement”), and I shall perform all obligations as a shareholder of Beijing uCloudlink New Technology Co.,Ltd. stated in the Transaction Documents (as amended from time to time) and the Exclusive Technology Consulting and Service Agreement; and for such purpose, I shall sign a series of documents that have basically the same format as well as terms and provisions with the Transaction Documents (as amended from time to time) and the Exclusive Technology Consulting and Service Agreement. The above undertakings of mine shall not involve any stocks in UCLOUDLINK GROUP INC. directly or indirectly owned by [Name of VIE Shareholder].

Signature:	/s/ [Name of Spouse]
Name: [Name of Spouse]

Date: July 10, 2019

Schedule of Material Differences

One or more persons entered into a spousal consent using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of Spouse	Name of VIE Shareholder
1	Xu Wang	Zhongqi Kuang
2	Hong Wei	Zhiping Peng
3	Jufeng Zhu	Baixing Wang
4	Xin Gao	Chaohui Chen
5	Juping Xiang	Wen Gao